Exhibit 3.1.2


                           STATE OF DELAWARE
                        CERTIFICATE OF AMENDMENT
                                   of
                  RESTATED CERTIFICATE OF INCORPORATION
                                   of
                    UNITED VIDEO SATELLITE GROUP, INC.



United Video Satellite Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of United Video Satellite Group, Inc., resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the Restated Certificate of Incorporation of this corporation be amended by striking out the whole Article thereof numbered Article I and inserting in lieu thereof a new Article I so that, as amended, said Article in its entirety shall be and read as follows:

                              ARTICLE I
                                NAME

            The name of the corporation is TV Guide, Inc.

FIFTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

SIXTH: That said amendment shall be effective on Monday, March 1, 1999, at 5:00 p.m.


IN WITNESS WHEREOF, said United Video Satellite Group, Inc., has caused this certificate to be signed by Charles B. Ammann, an Authorized
Officer, this 18th day or February, 1999.





By:    /s Charles B. Ammann
    --------------------------
    Authorized Officer


Name:   Charles B. Ammann
Title:  Senior Vice President, Secretary and
          General Counsel


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